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                                                                   Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

Northstar Health Services, Inc., a Delaware Corporation, has the subsidiary listed below. It is wholly owned. Northstar Health Services, Inc., has no parent.

                                        State of Incorporation
                                        ----------------------
NSHS Services, Inc.                          Delaware